EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-248441), and the Registration Statement on Form S-3 (File No. 333-238701), of our report dated March 30, 2021 on the financial statements of Beam Global as of and for the years ended December 31, 2020 and 2019, which report is included in the Annual Report on Form 10-K of Beam Global for the year ended December 31, 2020.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

March 30, 2021